Exhibit (d)(34)

AMENDED AND RESTATED
EXPENSE REIMBURSEMENT AGREEMENT
FOR THE TIAA-CREF FUNDS

          This Agreement is entered into effective as of February 1, 2010, by and between TIAA-CREF Funds (the “Trust”), a Delaware statutory trust, and Teachers Advisors, Inc. (“Advisors”), a Delaware corporation.

          WHEREAS, the Trust is an open-end diversified management investment company currently consisting of various investment portfolios, each with up to four classes (collectively, the “Funds”).

          WHEREAS, Advisors and the Trust have entered into an Investment Management Agreement, dated February 1, 2006 (the “Investment Management Agreement”) providing for investment management services to be provided by Advisors to the Funds for an investment management fee; and

          WHEREAS, with respect to Retirement, Retail, Institutional and Premier Class shares, the parties hereto wish to lessen the impact of the total expenses of the Funds (collectively, the “Total Expenses”).

1.

Term of Agreement. This Agreement shall commence as of February 1, 2010. This Agreement shall continue in force until the close of business on January 31, 2011, unless earlier terminated by written agreement of the parties hereto.

2.

Reimbursement of Expenses of the Funds. Advisors hereby agrees to reimburse the Funds for the Total Expenses of the Funds that exceed, on an annual basis, the percentages of average daily net assets set forth on Exhibit A. Total Expenses under this Agreement shall not be construed to include Acquired Fund Fees and Expenses (as defined in the Securities and Exchange Commission’s Form N-1A) or any extraordinary expenses incurred by a Fund.

3.

Amount and Frequency of Reimbursements. The amount of reimbursement, if any, for each Fund shall be determined monthly. The frequency of such reimbursements shall be made from time to time as agreed upon between the Trust and Advisors.

4.	Assignment and Modification. This Agreement may be modified or assigned only by a writing signed by all of the parties.

5.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

Teachers Advisors, Inc.

By:
Title:

TIAA-CREF Funds
On behalf of each of the Funds

By:
Title:

EXHIBIT A

	Inst Cl	Rtmt Cl	Retail Cl	Premier Cl

Growth & Income Fund	0.52%	0.77%	0.91%	0.67%

International Equity Fund	0.60%	0.85%	0.99%	0.75%

Large-Cap Growth Fund	0.52%	0.77%	0.91%	0.67%

Large-Cap Value Fund	0.52%	0.77%	0.91%	0.67%

Mid-Cap Growth Fund	0.55%	0.80%	0.94%	0.70%

Mid-Cap Value Fund	0.55%	0.80%	0.94%	0.70%

Small-Cap Equity Fund	0.55%	0.80%	0.94%	0.70%

Large-Cap Growth Index Fund	0.09%	0.34%	N/A	N/A

Large-Cap Value Index Fund	0.09%	0.34%	N/A	N/A

Equity Index Fund	0.09%	0.34%	0.48%	0.24%

S&P 500 Index Fund	0.09%	0.34%	N/A	N/A

Small-Cap Blend Index Fund	0.09%	0.34%	N/A	N/A

International Equity Index Fund	0.15%	0.40%	N/A	0.30%

Social Choice Equity Fund	0.22%	0.47%	0.61%	0.37%

Real Estate Securities Fund	0.57%	0.82%	0.96%	0.72%

Managed Allocation Fund	0.00%	0.25%	0.25%	N/A

Bond Fund	0.35%	0.60%	0.70%	0.50%

Bond Plus Fund	0.35%	0.60%	0.70%	0.50%

Bond Index Fund	0.13%	0.38%	0.48%	0.28%

Short-Term Bond Fund	0.30%	0.55%	0.65%	0.45%

High-Yield Fund	0.40%	0.65%	0.75%	0.55%

Tax-Exempt Bond Fund	0.35%	N/A	0.70%	N/A

Inflation-Linked Bond Fund	0.35%	0.60%	0.70%	0.50%

Money Market Fund	0.15%	0.40%	0.50%	0.30%

Enhanced Large-Cap Growth Index Fund	0.40%	N/A	N/A	N/A

Enhanced Large-Cap Value Index Fund	0.40%	N/A	N/A	N/A

Enhanced International Equity Index Fund	0.55%	N/A	N/A	N/A

Lifecycle 2010 Fund	0.00%	0.25%	N/A	0.15%

Lifecycle 2015 Fund	0.00%	0.25%	N/A	0.15%

Lifecycle 2020 Fund	0.00%	0.25%	N/A	0.15%

Lifecycle 2025 Fund	0.00%	0.25%	N/A	0.15%

Lifecycle 2030 Fund	0.00%	0.25%	N/A	0.15%

Lifecycle 2035 Fund	0.00%	0.25%	N/A	0.15%

Lifecycle 2040 Fund	0.00%	0.25%	N/A	0.15%

Lifecycle 2045 Fund	0.00%	0.25%	N/A	0.15%

Lifecycle 2050 Fund	0.00%	0.25%	N/A	0.15%

Lifecycle Retirement Income Fund	0.00%	0.25%	0.25%	0.15%

Lifecycle Index 2010 Fund	0.10%	0.35%	N/A	0.25%

Lifecycle Index 2015 Fund	0.10%	0.35%	N/A	0.25%

Lifecycle Index 2020 Fund	0.10%	0.35%	N/A	0.25%

Lifecycle Index 2025 Fund	0.10%	0.35%	N/A	0.25%

Lifecycle Index 2030 Fund	0.10%	0.35%	N/A	0.25%

Lifecycle Index 2035 Fund	0.10%	0.35%	N/A	0.25%

Lifecycle Index 2040 Fund	0.10%	0.35%	N/A	0.25%

Lifecycle Index 2045 Fund	0.10%	0.35%	N/A	0.25%

Lifecycle Index 2050 Fund	0.10%	0.35%	N/A	0.25%

Lifecycle Index Retirement Income Fund	0.10%	0.35%	N/A	0.25%